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                                                                      Exhibit 11

                      MICRION CORPORATION AND SUBSIDIARIES
                 Statement of Computation of Per Share Earnings (Loss)



                                                        (UNAUDITED)                        (UNAUDITED)
                                                    For the three months                For the six months
                                                     ended December 31,                  ended December 31,
                                                  1997              1998               1997              1998
                                                 -------           -------            -------           -------
                                                                (in thousands except per share data)

Net Income (loss) .............................. $   640           ($  645)           $ 1,276           ($1,539)

(a) Computation of Basic Earnings
     per Share:

Weighted average common
shares outstanding
  Common stock .................................   4,054             4,075              4,051             4,075
                                                 -------           -------            -------           -------


 Basic Earnings (Loss) per Share ............... $  0.16           ($ 0.16)           $  0.31           ($ 0.38)
                                                 =======           =======            =======           =======


(b) Computation of Diluted
     Earnings per Share:

Weighted average common
equivalent shares outstanding
  Common stock .................................   4,054             4,075              4,051             4,075
  Common stock equivalents:
    Warrants(1) ................................      69                 0                 68                 0
    Options (2) ................................     267                 0                257                 0
                                                 -------           -------            -------           -------
Weighted average common and
common equivalent shares
outstanding ....................................   4,390             4,075              4,376             4,075
                                                 =======           =======            =======           =======


 Diluted Earnings (Loss) per Share ............. $  0.15           ($ 0.16)           $  0.29           ($ 0.38)
                                                 =======           =======            =======           =======

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(1) Warrants issued 5/94 for 100,000 shares, less shares reacquired under the treasury stock method.


(2) Options granted 11/94 through 9/97, less shares reacquired under the treasury stock method.









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